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                                                                  EXHIBIT (e)(3)

[LOGO] AIG The AIG Life Companies (U.S.)

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                             Executive Advantage(SM)
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                           SUBACCOUNT TRANSFER REQUEST
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Policy Number: ______________ Policyholder: ____________________________________
                                            (Last Name, First Name, Middle Name)

Insured: ______________________________ Social Security No.: ______-_____-______
         (Last Name, First Name,
           Middle Name)
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     .    Restrictions on Subaccount Transfers are shown in the Certificate and
          Certificate Information pages.

     . The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.

     . Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.

     .    Transfers must be in whole dollars or whole percentages.

Circle + for transfer into fund. Circle (-) for transfer out of fund.

                                            Amount       Percent
                                            ------       -------
Guaranteed Account                           + (-)   $______  _____ %

AllianceBernstein Variable Product
 Series Fund, Inc.
   Americas Government Income                + (-)   $______  _____ %
   Growth Portfolio                          + (-)   $______  _____ %
   Growth and Income Portfolio               + (-)   $______  _____ %
   Premier Growth Portfolio                  + (-)   $______  _____ %
   Small Cap Growth Portfolio                + (-)   $______  _____ %

American Century Variable Portfolios, Inc.
   VP Income & Growth Fund                   + (-)   $______  _____ %
   VP International Fund                     + (-)   $______  _____ %

Credit Suisse Trust
   Emerging Markets Portfolio                + (-)   $______  _____ %
   Global Post-Venture Capital Portfolio     + (-)   $______  _____ %
   International Focus Portfolio             + (-)   $______  _____ %
   Large Cap Value Portfolio                 + (-)   $______  _____ %
   Mid-Cap Growth Portfolio                  + (-)   $______  _____ %
   Small Cap Growth Portfolio                + (-)   $______  _____ %

Fidelity Variable Insurance Products
   VIP Balanced Portfolio                    + (-)   $______  _____ %
   VIP Contrafund Portfolio                  + (-)   $______  _____ %
   VIP Index 500 Portfolio                   + (-)   $______  _____ %

Franklin Templeton Variable Insurance
 Products Trust
   Developing Markets Securities - Class 2   + (-)   $______  _____ %
   Growth Securities - Class 2               + (-)   $______  _____ %
   Foreign Securities - Class 2              + (-)   $______  _____ %

Goldman Sachs Variable Insurance Trust
   CORE U.S. Equity Fund                     + (-)   $______  _____ %
   International Equity Fund                 + (-)   $______  _____ %

J.P. Morgan Series Trust II
   Mid Cap Value Portfolio                   + (-)   $______  _____ %
   Small Company Portfolio                   + (-)   $______  _____ %

Merrill Lynch Variable Series Funds
   Basic Value V.I. Fund                     + (-)   $______  _____ %
   Fundamental Growth V.I. Fund              + (-)   $______  _____ %
   Government Bond V.I. Fund                 + (-)   $______  _____ %
   Value Opportunities V.I. Fund             + (-)   $______  _____ %

Morgan Stanley Universal Institutional
 Funds
   Core Plus Fixed Income Portfolio          + (-)   $______  _____ %
   Emerging Markets Equity Portfolio         + (-)   $______  _____ %
   High Yield Portfolio                      + (-)   $______  _____ %
   Mid Cap Growth Portfolio                  + (-)   $______  _____ %
   Money Market Portfolio                    + (-)   $______  _____ %
   Technology Portfolio                      + (-)   $______  _____ %
   U.S. Mid Cap Value Portfolio              + (-)   $______  _____ %

NeubergerBerman Advisers Management Trust
   AMT Partners Portfolio                    + (-)   $______  _____ %

PIMCO Variable Insurance Trust
   High Yield Portfolio                      + (-)   $______  _____ %
   Long Term U.S. Government Portfolio       + (-)   $______  _____ %
   Real Return Portfolio                     + (-)   $______  _____ %
   Short-Term Portfolio                      + (-)   $______  _____ %
   Total Return Bond Portfolio               + (-)   $______  _____ %

Vanguard Variable Insurance Fund
   Total Bond Market Index Portfolio         + (-)   $______  _____ %
   Total Stock Market Index Portfolio        + (-)   $______  _____ %

VALIC Company I
   International Equities Fund               + (-)   $______  _____ %
   Mid Cap Index Fund                        + (-)   $______  _____ %
   Small Cap Index Fund                      + (-)   $______  _____ %

As Policyholder, I represent that the statements and answers in this Subaccount Transfer request are written as made by me and are complete and true to the best of my knowledge and belief.

_____________________________________      _____________________________________
Signature of Insured                       Signature of Policyholder (if
                                           other than Insured)

________________________  ____, 20__
Date Signed

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Transfer, Executive Advantage(SM), 02/05